UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Officer

On January 30, 2013, the Board of Directors (the “Board”) of Patriot Coal Corporation (“Patriot”) appointed Michael D. Day as Executive Vice President – Operations.

Mr. Day, age 42, joined Patriot in August 2008. Mr. Day most recently served as Patriot’s Senior Vice President – Engineering & WV Central Region & Kentucky Operations (August 2011 through January 2013). During his time at Patriot, Mr. Day has also held the positions of Vice President – Operations (August 2009 through August 2011) and Vice President – Surface Operations (August 2008 through August 2009). Prior to joining Patriot, Mr. Day served in a variety of management positions from 1992 through 2008 at Magnum Coal Company, Arch Coal, Inc. and James River Coal Company. In his new position Mr. Day will receive an annual base salary of $450,000.

On February 1, 2013, Patriot issued a press release announcing this management change. A copy of the press release is attached hereto as Exhibit 99.1.

(e)	Entry into Indemnification Agreement and Third Amendment to Employment Agreement with Director and Officer

On January 30, 2013, the Board authorized Patriot to enter into an Indemnification Agreement (the “Indemnification Agreement”) and Third Amendment to Employment Agreement (the “Amendment”) with Bennett K. Hatfield, President and Chief Executive Officer and a Director of Patriot. Mr. Hatfield was named Patriot’s President and Chief Executive Officer and elected to the Board, effective October 23, 2012.

Patriot has previously entered into indemnification agreements with its current and past directors and certain executive officers. Pursuant to the Indemnification Agreement and consistent with the indemnification rights provided to directors under Patriot’s amended and restated certificate of incorporation, Patriot agrees, subject to the limitations contained in the Indemnification Agreement, to indemnify and hold harmless Mr. Hatfield to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the Indemnification Agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors. The Indemnification Agreement does not cover matters which occurred prior to Patriot’s Chapter 11 filing on July 9, 2012.

The Amendment, which is effective October 23, 2012, was entered into to reflect Mr. Hatfield’s new role and reporting relationship as President and Chief Executive Officer of Patriot.

The Indemnification Agreement and the Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of October 23, 2012, between Patriot Coal Corporation and Bennett K. Hatfield.
10.2	Third Amendment to Employment Agreement, dated as of October 23, 2012, between Patriot Coal Corporation and Bennett K. Hatfield.
99.1	Press Release issued by Patriot Coal Corporation dated February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2013

PATRIOT COAL CORPORATION

By:	/s/ John E. Lushefski
John E. Lushefski
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of October 23, 2012, between Patriot Coal Corporation and Bennett K. Hatfield.
10.2	Third Amendment to Employment Agreement, dated as of October 23, 2012, between Patriot Coal Corporation and Bennett K. Hatfield.
99.1	Press Release issued by Patriot Coal Corporation dated February 1, 2013.